ARTICLES OF INCORPORATION

                                       OF

                    FIRST BOSTON STRATEGIC INCOME FUND, INC.

                                   ARTICLE I.

          I, the incorporator, Warren J. Olsen, whose post office address is 250 Park Avenue, New York, New York 10177, being at least eighteen years of age, am, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, forming a corporation.

                                   ARTICLE II.

          The name of the corporation (hereinafter called the "Corporation") is FIRST BOSTON STRATEGIC FUND.

                                  ARTICLE III.

                                    PURPOSES

          The purpose for which the Corporation is formed is to act as a closed-end, diversified investment company of the management type registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940 and to exercise and generally to enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

                                   ARTICLE IV.

                               ADDRESS IN MARYLAND

          The post office address of the place at which the principal office of the Corporation in the State of Maryland is located is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

          The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.

                                   ARTICLE V.

                                  COMMON STOCK

          Section 1. The total number of shares of stock which the Corporation has authority to issue is 100,000,000 shares of common stock of the par value of $0.001 each, all of one class, having an aggregate par value of $100,000.

          Section 2. The presence in person or by proxy of the holders of record of one-third of the shares of common stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law or in these Articles of Incorporation.

          Section 3. Notwithstanding any provision of the General Laws of the State of Maryland requiring action to be taken or authorized by the affirmative vote of the holders of a designated proportion greater than a majority of the shares of common stock, such action shall be valid and effective if taken or authorized by the affirmative vote of the holders of a majority of the total number of shares of common stock outstanding and entitled to vote thereupon pursuant to the provisions of these Articles of Incorporation.


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

          Section 4. No holder of shares of common stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any shares of the common stock of the Corporation of any class which it may issue or sell.

          Section 5. All persons who shall acquire common stock in the Corporation shall acquire the same subject to the provisions of these Articles of Incorporation.

                                   ARTICLE VI.

                                    DIRECTORS

          The initial number of directors of the Corporation shall be three, and the names of those who shall act as such until the first annual meeting and until their successors are duly elected and qualify are as follows: Michael F. Holland, Jay T. Roelof and James L. Freeman. However, the By-Laws of the Corporation may fix the number of directors at a number other than three and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors within a limit specified in the By-Laws, provided that in no case shall the number of directors be less than three, and to fill the vacancies created by any such increase in the number of directors. Unless otherwise provided by the By-Laws of the Corporation, the directors of the Corporation need not be stockholders.

          The By-Laws of the Corporation may divide the Directors of the Corporation into classes and prescribe the tenure of office of the several classes; but no class shall be elected for a period shorter than that from the time of the election of such class until the next annual meeting and thereafter for a period shorter than the interval between annual meetings or for a longer period than five years, and the term of office of at least one class shall expire each year.

                                  ARTICLE VII.

                  MANAGEMENT OF THE AFFAIRS OF THE CORPORATION

          Section 1. All corporate powers and authority of the Corporation (except as at the time otherwise provided by statute, by these Articles of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.

          Section 2. The Board of Directors shall have the power to adopt, alter or repeal the By-Laws of the Corporation except to the extent that the By-laws otherwise provide.

          Section 3. The Board of Directors shall have the power from time to time to determine whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation (other than the stock ledger) or any of them shall be open to the inspection of stockholders; and no stockholder shall have any right to inspect any account, book or document of the Corporation except to the extent permitted by statute or the By-Laws.

          Section 4. The Board Of Directors shall have the power to determine, as provided herein, or if provision is not made herein, in accordance with generally accepted accounting principles, what constitutes net income, total assets and the net asset value of the shares of Common Stock of the Corporation.

          Section 5. The Board of Directors shall have the power to distribute dividends from funds legally available therefor in such amounts, if any, and in such manner to the stockholders of record as of such date, as the Board of Directors may determine.

                                  ARTICLE VII.

          Section 1. Provided that reasonable care has been exercised in the selection of the officers, other employees, investment advisers and managers, distributors, underwriters, selling agents, custodians, dividend disbursing agents, transfer agents and registrars, legal counsel, auditors, and other agents of the Corporation, no director of the Corporation shall be responsible or liable in any event for any neglect or wrong-doing of any of the same, nor shall any director be responsible or liable for the act or omission to act of any other director.

          Section 2. Each officer or director or member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account of or reports made to the Corporation by any of its officials or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee and in relying in good faith upon other records of the Corporation.

          Section 3. The Corporation shall indemnify its directors and officers to the fullest extent allowed, and in the manner provided, by Maryland law, including the advancing of expenses incurred in connection therewith. Such indemnification shall be in Addition to any other right or claim to which any director or officer may otherwise be entitled. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify such liability.

          Section 4. Nothing in this Article protects or purports to protect, any director or officer against any liability to the Corporation or its security holders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Section 5. Each section or portion thereof of this Article shall be deemed severable from the remainder, and the invalidity of any such section or portion shall not affect the validity of the remainder of this Article.

                                   ARTICLE IX.

          The duration of the Corporation shall be perpetual.

                                   ARTICLE X.

                                   AMENDMENTS

          From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed (including any amendment that changes the terms of any of the outstanding stock by classification, reclassification or otherwise), and other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in articles of incorporation may be added or inserted, upon the vote of the holders of a majority of the shares of common stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are subject to the provisions of this Article X.

                              ---------------------

          The term "Articles of Incorporation" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.

                              ---------------------

          I acknowledge this document to be my act, and state under the penalties of perjury that with respect to all matters and facts herein, to the best of my knowledge, information and belief such matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

January 25, 1988.

                                                             /s/ Warren J. Olsen
                                                             -------------------
                                                             Warren J. Olsen


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

STATE OF NEW YORK   )
                    : ss:
COUNTY OF NEW YORK  )

          THIS IS TO CERTIFY that on this 25th day of January, 1988 before me, the subscriber a Notary Public in and for the State of New York, personally appeared WARREN J. OLSEN and acknowledged the foregoing Amended Articles of Incorporation of First Boston Strategic Income Fund, Inc. to be his act and deed and that the facts therein stated are truly set forth.

          WITNESS my hand and Notarial Seal the day and year last above written.

                                        /s/ [Illegible]
                                        ---------------

Notary Public


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


                    FIRST BOSTON STRATEGIC INCOME FUND, INC.

                              ARTICLES OF AMENDMENT

          First Boston Strategic Income Fund, Inc., a Maryland Corporation having its principal office in Valley Forge, Pennsylvania (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The charter of the Corporation is hereby amended by striking out Article III, Section 3 of the Articles of Incorporation in its entirety and inserting in lieu thereof the following:

          Section 3. The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section of this Article shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Section of this Article shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Section of this Article, the term "Corporation shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

and it is further amended by adding to the Articles of Incorporation a new
Article III, Section 5 which shall be as follows:

          Section 5. A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

          No amendment, modification or repeal of this Section of this Article shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

and it is further amended by renumbering former Article III, Section 5 to be now
Article III, Section 6.

          SECOND: The board of directors of the Corporation on April 13, 1988, duly adopted a resolution in which was set forth the foregoing amendments to the charter, declaring that the said amendments of the charter as proposed were advisable.

          THIRD: That the sole stockholder of the Corporation, by unanimous written consent dated April 15, 1988, duly approved and adopted the said amendments of the charter.

          FOURTH: The articles of amendment shall become effective on the 15th day of April, 1988.


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

          IN WITNESS WHEREOF, First Boston Strategic Income Fund, Inc. has caused these presents to besigned in its name and on its behalf by its Principal Executive Officer and witnessed by its Secretary on April 15, 1988.

                                             FIRST BOSTON STRATEGIC INCOME
                                               FUND, INC.

                                             By: /s/ Michael F. Holland
                                                 ----------------------
                                                  Chairman of the Board
                                                  and Chief Executive Officer

                                                  (Michael F. Holland)

Witness:

/s/ Jay T. Roelof
--------------------------------------------
     Secretary

     (Jay T. Roelof)




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

          THE UNDERSIGNED, Chairman of the Board and Chief Executive Officer of First Boston Strategic Income Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                             /s/ Michael F. Holland
                                             ----------------------
                                             (Michael F. Holland)




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

                              ARTICLES OF AMENDMENT

                                       to

                            ARTICLES OF INCORPORATION

                                       of

                    FIRST BOSTON STRATEGIC INCOME FUND, INC.

          THIS IS TO CERTIFY that FIRST BOSTON STRATEGIC INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST:     The Corporation's Articles of Incorporation are hereby
amended as follows:

          The name of the Corporation is hereby changed from "First Boston Strategic Income Fund, Inc." to "CS First
      Boston Strategic Income Fund, Inc."

          SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation in the manner required by law and its Articles of Incorporation.

          IN WITNESS WHEREOF, FIRST BOSTON STRATEGIC INCOME FUND, INC., has caused these Articles of Amendment to Articles of Incorporation to be signed in its name and on its behalf by its Chairman, John J. Cook, Jr., and witnessed by its Assistant Secretary: James P. Pappas, and each of said officers of the Corporation has also acknowledged these Articles of Amendment to be the corporate act of the Corporation and has stated under penalties of perjury that to the best of said officer's knowledge, information and belief the matters and facts set forth with respect to approval are true in all material respects, all on May 24, 1994.

                                           FIRST BOSTON STRATEGIC INCOME FUND,
                                             INC.

                                           By: /s/ John J. Cook, Jr.
                                               ---------------------------
                                                Name:   John J. Cook, Jr.
                                                Title:  Chairman & President

Witness:

/s/ James P. Pappas
-------------------
Name:   James P. Pappas
Title:  Assistant Secretary



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

                          CS FIRST BOSTON REALTY, INC.
                                 55 E. 52 STREET
                               NEW YORK, NY 10055

June 8, 1994

Maryland State Department of
     Assessments and Taxation
301 West Preston Street
Baltimore, MD 21201

Re: Consent to use of "CS First Boston" name by First Boston Strategic Income Fund, Inc.

To the Department of Assessments and Taxation:

We have been informed by CT Corporation System that the use by CS First Boston Realty, Inc. of the "CS First Boston" designation prevents First Boston Strategic Income Fund, Inc. from adopting a name change in Maryland to CS First Boston Strategic Income Fund, Inc. without first obtaining the consent of this company.

CS First Boston Realty, Inc. hereby authorizes First Boston Strategic Income Fund, Inc. to use, in Maryland, the "CS First Boston" designation so that it may amend its name to CS First Boston Strategic Income Fund, Inc.

Please call me at (212) 332-7205 if you have any questions regarding this authorization.

Sincerely,

/s/ Lori M. Russo
-----------------

Lori M. Russo,
Assistant Secretary

LMR/pt

cc:      Charles Griemsman
         (CS First Boston Investment
         Management Corporation)

         Stuart B. Leichenko
         (Sullivan & Cromwell)

                              ARTICLES OF AMENDMENT

                                       to

                            ARTICLES OF INCORPORATION

                                       of

                   CS FIRST BOSTON STRATEGIC INCOME FUND, INC.

          THIS IS TO CERTIFY that CS FIRST BOSTON STRATEGIC INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST:     Article First of the Corporation's Articles of
Incorporation are hereby amended as follows:

          The name of the Corporation is "BEA Strategic Income Fund, Inc."

          SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation in the manner required by law and its Articles of Incorporation.

          IN WITNESS WHEREOF, CS FIRST BOSTON STRATEGIC INCOME FUND, INC., has caused these Articles of Amendment to Articles of Incorporation to be signed in its name and on its behalf by its President, Robert Moore, and witnessed by its Secretary, Hal Liebes, and each of said officers of the Corporation has also acknowledged these Articles of Amendment to be the corporate act of the Corporation and has stated under penalties of perjury that to the best of said officer's knowledge, information and belief the matters and facts set forth with respect to approval are true in all material respects, all on June 13, 1995.

                                            CS FIRST BOSTON STRATEGIC INCOME
                                            FUND, INC.

                                            By: /s/ Robert J. Moore
                                                -------------------
                                                 Name:    Robert J. Moore
                                                 Title:   President

Witness:

/s/ Hal Liebes
--------------
Name:  Hal Liebes
Title: Secretary

                              ARTICLES OF AMENDMENT

                                       to

                            ARTICLES OF INCORPORATION

                                       of

                         BEA STRATEGIC INCOME FUND, INC.

          BEA STRATEGIC INCOME FUND, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

          FIRST: The charter of the Corporation, as heretofore amended, is further amended to change the name of the Corporation to BEA Strategic Global Income Fund, Inc. and by striking ARTICLE II of the Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                                   ARTICLE II

          The name of the Corporation (hereinafter called the "Corporation") is "BEA Strategic Global Income Fund, Inc."

          SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law and its charter.

          IN WITNESS WHEREOF, BEA STRATEGIC INCOME FUND, INC., has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary, as of the 12th day of May, 1997.

          The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the Articles of Amendment are true and in all material respects and that this statement is made under penalties of perjury.

                                            BEA STRATEGIC INCOME FUND, INC.

                                            By: /s/ Wendy S. Setnicka
                                            -------------------------
                                            Name:    Wendy S. Setnicka
                                            Title:   Vice President

Witness:

/s/ Michael A. Pignataro
------------------------
Name:  Michael A. Pignataro
Title: Secretary

                       CHANGE OF ADDRESS OF RESIDENT AGENT

The Corporation Trust Incorporated hereby submits the following for the purpose of changing the address of the resident agent for the business entities on the attached list:

1.   The name of the resident agent is The Corporation Trust Incorporated.

2.   The new address of the resident agent is:

               32 South Street
               Baltimore, Maryland 21202

3.   The new address of the resident agent is:

               300 East Lombard Street
               Baltimore, Maryland 21202

4. Notice of the above changes are being sent to the business entities on the attached list.

5. The above changes are effective when this document is filed with the Department of Assessments and Taxation.

/s/ Kenneth J. Uva
------------------
Kenneth J. Uva
Assistant Secretary

                              ARTICLES OF AMENDMENT

                                       to

                            ARTICLES OF INCORPORATION

                                       of

                     BEA STRATEGIC GLOBAL INCOME FUND, INC.

          BEA Strategic Global Income Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation, as heretofore amended, is further amended to change the name of the Corporation to Credit Suisse Asset Management Strategic Global Income Fund, Inc. and by striking ARTICLE II of the Articles of Incorporation in its entirety and inserting in lieu thereof the following:

                                   ARTICLE II

          The name of the corporation (hereinafter called the "Corporation") is Credit Suisse Asset Management Strategic Global Income Fund, Inc.

          SECOND: The foregoing amendment to the Articles of Incorporation of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation in the manner and by the vote required by law and its charter.

          IN WITNESS WHEREOF, Credit Suisse Asset Management Strategic Global Income Fund, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and witnessed by its Secretary as of the 11th day of May, 1999.

          The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his knowledge, information and belief, all matters and facts set forth herein with respect to the authorization and approval of the Articles of Amendment are true and in all material respects and that this statement is made under penalties of perjury.

                          BEA STRATEGIC GLOBAL INCOME FUND, INC.

                          By:  /s/ Hal Liebes
                               --------------
                               Name:  Hal Liebes
                               Title: Senior Vice President

WITNESS:

/s/ Michael A. Pignataro
------------------------
Name:  Michael A. Pignataro
Title: Secretary


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